Exhibit 10.01





                                SCANA CORPORATION

                             VOLUNTARY DEFERRAL PLAN



                             as amended and restated
                                 effective as of
                                October 21, 1997

124

                                SCANA CORPORATION

                             VOLUNTARY DEFERRAL PLAN


                                TABLE OF CONTENTS

                                                                       Page
SECTION 1.  ESTABLISHMENT AND PURPOSE.................................  1
         1.1      Establishment of the Plan...........................  1
         1.2      Description of the Plan.............................  1
         1.3      Purpose of the Plan.................................  1

SECTION 2.  DEFINITIONS...............................................  2
         2.1      Definitions.........................................  2
         2.2      Gender and Number...................................  4

SECTION 3.  ELIGIBILITY AND PARTICIPATION.............................  5
         3.1      Eligibility.........................................  5
         3.2      Continued Participation.............................  5

SECTION 4.  ELECTION TO DEFER.........................................  6
         4.1      Deferral Election...................................  6
         4.2      Deferral Period.....................................  7
         4.3      Manner of Payment Election..........................  7
         4.4      Election to Defer a Previously Deferred Amount......  8

SECTION 5.  DEFERRED COMPENSATION ACCOUNT.............................. 9
         5.1      Participant Accounts................................. 9
         5.2      Growth Increments.................................... 9
         5.3      Charges Against Accounts............................. 9

SECTION 6.  PAYMENT OF DEFERRED AMOUNTS............................... 10
         6.1      Payment of Deferred Amounts......................... 10
         6.2      Acceleration of Payments............................ 10
         6.3      Financial Emergency................................. 10

SECTION 7.  BENEFICIARY DESIGNATION................................... 12
         7.1      Designation of Beneficiary.......................... 12
         7.2      Death of Beneficiary................................ 12
         7.3      Ineffective Designation............................. 13

SECTION 8.  CHANGE IN CONTROL DISTRIBUTIONS........................... 14
         8.1      Accelerated Distributions Upon Change in Control.... 14
         8.2      Tax Computation..................................... 14
         8.3      No Subsequent Recalculation of Tax Liability........ 14
         8.4      Successors...........................................15
         8.5      Amendment and Termination After Change in Control....15

SECTION 9.  GENERAL PROVISIONS........................................ 16
         9.1      Contractual Obligation.............................. 16
         9.2      Unsecured Interest.................................. 16
         9.3      "Rabbi" Trust....................................... 16
         9.4      Employment/Participation Rights..................... 16
         9.5      Nonalienation of Benefits........................... 17
         9.6      Severability........................................ 17
         9.7      No Individual Liability............................. 17
         9.8      Applicable Law...................................... 17

SECTION 10.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION........... 18
         10.1     In General.......................................... 18
         10.2     Claims Procedure.................................... 18
         10.3     Finality of Determination........................... 18
         10.4     Delegation of Authority............................. 18
         10.5     Expenses............................................ 18
         10.6     Tax Withholding..................................... 18
         10.7     Incompetency........................................ 18
         10.8     Action by Corporation............................... 19
         10.9     Notice of Address................................... 19
         10.10    Amendment and Termination........................... 19

SECTION 11.  EXECUTION................................................ 20

                                SCANA CORPORATION

                             VOLUNTARY DEFERRAL PLAN

                            (As Amended and Restated)


                      SECTION 1. ESTABLISHMENT AND PURPOSE


1.1 Establishment of the Plan. SCANA Corporation has established, effective as of October 15, 1986, a deferred compensation plan for executives as described, amended and restated herein effective as of October 15, 1986, which is known as the "SCANA Corporation Voluntary Deferral Plan" (hereinafter called the "Plan"). Effective June 24, 1987, this Plan is also applicable to members of the Board. The Plan was amended from time to time thereafter, with the latest amendments effective as of October 21, 1997.

1.2 Description of the Plan. This Plan is intended to constitute a non-qualified deferred compensation plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is unfunded and
         established   primarily   for  the   purpose  of   providing   deferred
         compensation for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. The purpose of this Plan is to enable the Company to attract and retain persons of outstanding competence, to provide incentive benefits to a very select group of key management employees who contribute materially to the continued growth, development, and future business success of the Company, and to provide a means whereby certain amounts payable by the Company to selected executives may be deferred to some future period.

                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (b)   "Beneficiary"   means  any  person  or  entity   who,   upon  the
         Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 7 hereof.

         (c)      "Board" means the Board of Directors of the Corporation.

         (d) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

                  iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South
                  Carolina Pipeline Corporation, or any subsidiary of SCANA designated by the Board of Directors of SCANA as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (e)      "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means the Management Development and Corporate Performance Committee of the Board.

         (g) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Plan through execution of Agreements with any of their Employees or otherwise.

         (h) "Compensation" means the gross Salary, Bonuses, and Long-Term Incentive Awards payable to a Participant during a Year by the Company, and, with respect to Board of Director-Participants, cash retainer fees, meeting attendance and conference fees payable to such a Participant during a Year by the Corporation. The term "Compensation" specifically does not include retainer fee amounts required to be paid in shares of SCANA Corporation common stock pursuant to the SCANA Corporation Nonemployee Director Stock Plan. For purposes of this Plan, the following terms have the following meanings:

                  (i) "Salary" means all regular, basic compensation, before reduction for amounts deferred or foregone pursuant to this Plan or any other plan of the Corporation (including, without limitation, any tax-qualified or non-qualified plans of deferred compensation and any cafeteria plans, as defined in section 125 of the Internal Revenue Code), otherwise payable in cash to a Participant for services during the Year, and for services during the last days of the immediately preceding Year as to which payment is not receivable until the Year for which the election is made and which has not yet been earned at the time of making this election, exclusive of any Bonuses or Long-Term Incentive Awards, special fees or awards, allowances, or amounts designated by the Corporation as payments toward or reimbursement of expenses.

                  (ii) "Bonus" or "Bonuses" means any annual Bonus payable from any SCANA Corporation short term incentive plan by the Corporation to a Participant in a Year.

                  (iii) "Long-Term Incentive Award" means any amount payable in cash from any long-term incentive plan by the Corporation to a Participant in a Year, including distributions made under the SCANA Corporation Performance Share Plan. In no event shall any amounts attributable to Long-Term Incentive Awards which are to be paid in shares of SCANA Corporation common stock be eligible for deferral under this Plan.

         (i)   "Corporation"   means  SCANA   Corporation,   a  South   Carolina
corporation, or any successor thereto.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k) "Growth Increment" means the amount of interest credited to a Participant's deferred amounts.

         (l) "Participant" means an individual satisfying the eligibility requirements of Section 3.

         (m)   "Retirement"   means   retirement  as  defined  under  the  SCANA
Corporation Retirement Plan.

         (n)      "Year" means the calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Key executives in the employ of the Company as Officers thereof and all members of the Board, shall automatically be eligible to participate in this Plan.

3.2 Continued Participation. Once an individual is eligible to participate in this Plan, he shall continue to be eligible to participate for all future years unless and until the Committee shall designate that individual as ineligible to participate. If a Participant becomes ineligible to participate for future deferrals under this Plan, he shall retain all the rights described under this Plan with respect to deferrals previously made while an active Participant.

                          SECTION 4. ELECTION TO DEFER

4.1 Deferral Election. Subject to the conditions set forth in this Plan, a Participant may elect to defer amounts of Compensation as follows:

     (a) At least 10 days before the beginning of the Year, a Participant other than a member of the Board may irrevocably elect, by written notice to the Secretary of SCANA Corporation (or his designate), to defer up to 25% of Salary payable during the Year, and/or all or a percentage of the Bonus, and/or all or a percentage of the Long-Term Incentive Award. Each deferral election is independent of the other and must be at least $5,000 for Salary and a minimum of $2,500 or 50% of the Bonus, or Long-Term Incentive Award to the extent payable in cash, whichever is less. As a part of his prior Year deferral election, a Participant may also elect to defer all or a specified percentage or dollar amount of any and all Salary increases that may be awarded to him during the Year to which his election pertains, or make a new election with respect to a Salary raise as further explained in Subsection 4.1(g) below, provided that no more than 25% of Salary payable during the Year is deferred and the Deferral Period Election and Manner of Payment Election are the same for both Salary and increases in Salary.

         (b) At least 10 days before the beginning of the Year, a Participant who is a member of the Board irrevocably may elect, by written notice to the Secretary of SCANA Corporation (or his designate), to defer up to 100% of his Compensation.

         (c) With respect to Salary deferrals, the deferral percentage elected shall be applied to the Participant's Salary for each pay period of the Year to which the deferral election applies.

         (d) With respect to Bonus deferrals, the deferral percentage elected shall apply only to the Participant's Bonus to be earned in the upcoming Year and payable, if at all, in the immediately following Year.

     (e) With respect to Long-Term Incentive Award deferrals attributable to amounts under the SCANA Corporation Performance Share Plan ("Performance Share Plan"), the deferral percentage shall be elected no later than the end of the second Year of any three-year award cycle established under the Performance Share Plan, and shall apply to the Participant's award that is otherwise payable, if at all, in the Year following the Year beginning immediately after the date the deferral election is made. With respect to all other Long-Term Incentive Award deferrals, the deferral percentage shall be elected at a time prescribed by the Committee prior to the date that the amounts otherwise earned or to be earned are determinable. Further, in the event that a Participant's elected deferral hereunder with respect to the Long-Term Incentive Award conflicts with the mandated payout for any year in SCANA Corporation common stock under the Performance Share Plan, the Participant's deferral election hereunder shall be modified (reduced) as needed without the consent of the Participant so as to no longer conflict with the payment in shares by the Performance Share Plan.

         (f) With respect to Board member Compensation deferrals, the deferral percentage elected shall be applied to the Participant's Compensation for each pay period of the Year to which the deferral election applies.

     (g) If a Participant is notified of an increase in his Salary, he may amend in writing his existing Salary deferral to reflect a deferral of any or all of his increase in Salary, or he may initiate a Salary deferral if one had not previously been elected, provided, however, that such election shall be applicable as of the beginning of the second full bi-weekly period for which compensation has not yet been earned, determined relative to the date that such written notice is received by the Secretary of SCANA Corporation, and provided, however, that the exercise of this election does not result in a cumulative deferral for such Year of more than 25% of Salary. An amending election for an increase in Salary shall not alter either the Deferral Period Election (Section 4.2 below) nor the Manner of Payment Election (Section 4.3 below) for any Salary previously elected to be deferred for the Year, but shall be deferred for the same period and in the same manner that Salary has elected to be deferred for said Year.
4.2      Deferral  Period.  With respect to deferrals  made in  accordance  with
         Section 4.1, each Participant must elect the deferral period for each separate deferral. Subject to the additional deferral provisions of
         Section 4.4 and the acceleration provisions of Section 6, a Participant's deferral period may be for a specified number of years or until a specified date, subject to any limitations that the Committee in its discretion may choose to apply. However, notwithstanding the deferral period otherwise specified, payments shall be paid or begin to be paid following the earliest to occur of:

         (a)      Death,
         (b)      Disability  as  defined  by the  SCANA  Corporation  Long-Term
                  Disability Benefit Plan for Employees where the prognosis is that such condition will not change,
         (c)      Retirement,
         (d)      Severance of employment, or
         (e) With respect to members of the Board, departure from the Board by reason of death, resignation or otherwise.

4.3 Manner of Payment Election. At the same time as the election made pursuant to Section 4.1, and subject to the acceleration provisions of
         Section 6, each Participant must also irrevocably elect the manner in which his deferred amounts will be paid. A Participant may elect to have a different manner of payment apply to each separate deferral election and each separate category of Compensation deferred. Participants must choose to have payment made in accordance with any of the following distribution forms:

         (a)      a lump sum,
         (b) a designated number of installments payable monthly, quarterly or annually, as elected,

         which shall be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2. Unless otherwise specifically elected, payments of all deferred amounts will be made in a single lump sum cash payment made as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2.

4.4      Election to Defer a Previously Deferred Amount.

     (a) A Participant may request that the Committee (or its delegate) approve an additional deferral period of at least twelve (12) months with respect to any previously deferred amount. Any such request must be made by written notice to the Committee (or its delegate) at least twelve (12) months before the expiration of the deferral period for any previously deferred amount with respect to which an additional deferral election is requested. Such additional deferral election request may be made for each separate deferral previously made. Each such additional deferral election request shall include a newly designated manner of payment election in accordance with the provision of Section 4.3 above.

     (b) Notwithstanding the additional deferral election requests made by the Participant pursuant to Subsection 4.4(a) above, neither the deferral period elected nor the related manner of payment elected shall be automatically binding upon the Corporation by the mere fact of the election requests having been made. The Committee (or its delegate) shall review each such election submitted and determine whether or not it is in the best interest of the Corporation to accept the elections as submitted. Such Committee review will be made on a case-by-case basis and all determinations shall be made by the Committee (or its delegate) in its sole and complete discretion after consideration of such factors as it deems relevant, including broad economic and policy implications to the Corporation of approving any request. The Committee, or its designate, shall notify each Participant in writing within the first sixty (60) days of the twelve (12) month period noted in Section 4.4(a) above as to whether the deferral period and related manner of payment elections are accepted by the Committee as submitted, and if not, the terms upon which such elections would be accepted; in the latter instance, the Participant shall, no later than on the seventy-fifth (75th) day of the twelve (12) month period noted in Section 4.4(a), inform the Committee in writing of his acceptance or rejection of the terms proffered by the Committee or its delegate. All determinations made by the Committee or its delegate shall be final and binding on all parties.

                    SECTION 5. DEFERRED COMPENSATION ACCOUNT

5.1 Participant Accounts. The Corporation shall establish and maintain for each Participant a bookkeeping account for deferrals made by such Participant. This account shall be credited as of the date the amount deferred otherwise would have become due and payable.

5.2 Growth Increments. The Corporation will provide for Growth Increments to be credited to the deferred accounts based on the prime interest rate charged from time to time by the Wachovia Bank of South Carolina, N.A. The Committee will have the authority to change the interest rate that may be applied to the deferred amounts. The Participant's account shall be credited on the first day of each calendar quarter, with a Growth Increment computed on the average balance in the Participant's account during the preceding calendar quarter. The Growth Increment shall be equal to said account balance multiplied by the average interest rate selected by the Committee during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth Increments will continue to be credited until all of a Participant's benefits have been paid out of the Plan. Notwithstanding the foregoing, and subject to Section 9.2, no Participant shall have a right to designate the specific investment of deferred amounts.

5.3      Charges  Against   Accounts.   There  shall  be  charged  against  each
         Participant's account any payments made to the Participant or to his Beneficiary in accordance with Section 6 hereof.

                     SECTION 6. PAYMENT OF DEFERRED AMOUNTS

6.1 Payment of Deferred Amounts. Payment of a Participant's Deferred Compensation Account balance, including accumulated Growth Increments attributable thereto (adjusted to reflect any change since the most recent Growth Increment calculation), shall be paid in cash commencing with the conclusion of the deferral period selected by the Participant in Section 4.2 or Section 4.4 hereof. The payments shall be made in the manner selected by the Participant under Section 4.3 of this Plan. The amount of each payment shall be equal to a Participant's then distributable account balance multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

6.2 Acceleration of Payments. Notwithstanding the election made pursuant to Section 4.2 or Section 4.4:
         ------------------------

         (a) if a Participant dies prior to the payment of all or a portion of his deferred compensation account balance, the balance of any amount payable shall be paid in a lump sum to the Beneficiaries designated under Section 7 hereof;

         (b) if a Participant's account balance is less than $5,000 at the time for payment specified, such amount shall be paid in a lump sum; and

         (c)      if applicable, the provisions of Section 8 shall apply.

6.3 Financial Emergency. The Committee (or its delegate), at its sole discretion, may alter the timing or manner of payment of deferred amounts if the Participant establishes, to the satisfaction of the Committee (or its delegate), an unanticipated and severe financial hardship that is caused by an event beyond the Participant's control. In such event, the Committee (or its delegate) may:

         (a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment,

         (b) provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum, or

         (c) provide for such other installment payment schedules as it deems appropriate under the circumstances,

         as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to satisfy the financial emergency. Severe financial hardship will be deemed to have occurred in the event of the Participant's or a dependent's sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. The Committee's decision (or that of its delegate) in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.

                       SECTION 7. BENEFICIARY DESIGNATION

7.1      Designation of Beneficiary.

     (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be ------- ------ effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.
         (b)      The  Secretary  of  SCANA   Corporation   (or  his  authorized
                  designee) shall, upon receipt of the Beneficiary designation:

                  (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

                  (2)       if  signed,   stamp  the   designation   "Received",
                            indicate the date of receipt, and initial the designation in the proximity of the stamp.

7.2      Death of Beneficiary.

         (a)      In the event  that all of the  Beneficiaries  named in Section
                  7.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated for him per the designation of Section 7.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

7.3      Ineffective Designation.

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                     SECTION 8. CHANGE IN CONTROL PROVISIONS

8.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary and subject to the terms of an individual Participant agreement, if any, upon the occurrence of a Change in Control where there has not been a termination of the SCANA Corporation Key Employee Severance Benefits Plan prior thereto, the amounts (or remaining amounts) held in each Participant's Deferred Compensation Account under this Plan as of the date of such Change in Control (referred to as each Participant's "VDP Benefit") shall become immediately due and payable. All VDP Benefits payable under this
         Section 8.1 shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum cash payment, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the VDP Benefit and the Gross-Up Payment provided for by this Section 8 shall be equal to the value of the Participant's VDP Benefit. Such payment shall be made by the Corporation (or to the extent assets are transferred to the SCANA Corporation Executive Benefit Plan Trust by the trustee of such trust in accordance with the trust's terms) to the Participant (or his or her Beneficiary) as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Executive Benefit Plan Trust. In all events, if the SCANA Corporation Key Employee Severance Benefits Plan was terminated prior to such Change in Control, then the provisions of this Section shall not apply and Participants' benefits shall be determined and paid under the otherwise applicable provisions of the Plan and/or any individual Participant agreement.

8.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 8.1, whether any of a Participant's VDP Benefit will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary
         "gross-up formula," as determined by the Committee it its sole discretion.

8.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 8 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Corporation or the SCANA Corporation Executive Benefit Plan Trust. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

8.4 Successors. Notwithstanding anything in this Plan to the contrary, and subject to the terms of an individual Participant agreement, if any, upon the occurrence of a Change in Control, and only if the SCANA Corporation Key Employee Severance Benefits Plan ("KESBP") was terminated prior to such Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this Section 8.4. In the event of such a Change in Control where the KESBP is terminated, Participants shall become entitled to benefits hereunder in accordance with the terms of this Plan, and any individual Participant agreement, based on amounts credited to each Participant's Deferred Compensation Account as of the date of such Change in Control plus accumulated Growth Increments attributable thereto (adjusted to reflect any change from the most recent Growth Increment calculation to the end of the month prior to the month such amounts are distributed to each Participant). In such case, any successor to the Company shall not be required to provide for additional deferral of benefits beyond the date of such Change in Control. In addition, and notwithstanding Section 8.5 to the contrary, if there is a Change in Control and the KESBP is terminated prior to such Change in Control, a successor to the Company may amend this Plan to provide for an automatic lump sum distribution of the then current value of Participants' Deferred Compensation Account, including accumulated Growth Increments attributable thereto (adjusted to reflect any change since the most recent Growth Increment calculation) hereunder without such amendment being treated as an amendment reducing any benefits earned.

8.5 Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to this Section 8, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Plan's Participants covered by the Plan at such time. In all events, however, the Corporation reserves the right to amend, modify or delete the provisions of Section 8 at any time prior to a Change in Control, pursuant to a Board resolution adopted by a vote of two-thirds (2/3) of the Board members then serving on the Board.

  SECTION 9. GENERAL PROVISIONS

9.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments from a Participant's account when due. Payment of account balances shall be made out of the general funds of the Corporation as determined by the Board without any restriction of the assets of the Corporation relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

9.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

9.3 "Rabbi" Trust. In connection with this Plan, the Board shall establish a grantor trust (known as the "SCANA Corporation Executive Benefit Plan Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Corporation under this Plan (and such other plans and arrangements as determined from time to time by the Corporation). At any time prior to a Change in Control, as that term is defined in such Trust, the Corporation may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Corporation under this Plan, as determined in the sole discretion of the Committee, subject to the return of such assets to the Corporation at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall
         remain  an  unsecured   claim   against  the  general   assets  of  the
         Corporation.

9.4      Employment/Participation Rights.
 .
         (a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.

         (c)      No   employee   shall  have  a  right  to  be  selected  as  a
                  Participant, or, having been so selected, to be selected again as a Participant.

         (d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Corporation.

9.5      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void; nor shall any such disposition be compelled by operation of law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and the Committee shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Committee may deem proper.

9.6 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

9.7 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the
         Corporation or any representative appointed hereunder by the Corporation, under or by reason of any of the terms or conditions of the Plan.

9.8 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable Federal law.

   SECTION 10. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

10.1 In General. This Plan shall be administered by the Committee, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan and the Committee may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Committee pursuant to a delegation of duties from the Committee.

10.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for reconsideration with the Committee. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.

10.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.4 Delegation of Authority. The Committee may, in its discretion, delegate its duties to an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

10.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne
         --------
         by the Corporation.

10.6 Tax Withholding. The Corporation shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

10.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this
         Section 10.7 shall be a complete discharge of liability therefor under the Plan.

10.8 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or its Board shall be taken by the Board, or by any person or persons authorized by the Board.

10.9 Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

10.10 Amendment and Termination. The Corporation expects the Plan to be permanent but, since future conditions affecting the Corporation cannot be anticipated or foreseen, the Corporation reserves the right to amend, modify, or terminate the Plan at any time by action of its Board; provided, however, that any such action shall not diminish retroactively any amounts, both deferred Compensation and Growth Increments thereon, which have been credited to any Participant's Deferred Compensation Account. If the Board amends the Plan to cease future deferrals hereunder or terminates the Plan, the Board may, in its sole discretion, direct that the value of each Participant's
         Deferred Compensation Account be paid to each Participant (or Beneficiary, if applicable) in an immediate lump sum payment. In the absence of any such direction from the Board, the Plan shall continue as a "frozen" plan under which no future deferrals will be recognized (however, Growth Increments shall continue to be recognized) and each Participant's benefits shall be paid in accordance with the otherwise applicable terms of the Plan.

                              SECTION 11. EXECUTION


         IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Voluntary Deferral Plan to be executed by its duly authorized officer this ______ day of __________________________, 199___, to be effective as of October
21, 1997.

                                    SCANA Corporation

                                    By:________________________________

                                    Title:_______________________________

ATTEST:

------------------------------------
Secretary

                                                       - 146 -
                                SCANA CORPORATION
                             VOLUNTARY DEFERRAL PLAN

                           ELECTION TO DEFER EXECUTED
                            FOR CALENDAR YEAR 199___


         As a Participant in the SCANA Corporation Voluntary Deferral Plan, I hereby elect to defer amounts set forth below and to have such amounts paid to me as set forth in this election form. I understand and agree that all deferrals shall be subject to the terms of the Plan, a copy of which has been provided to me. I understand that the decision to participate in this Plan is voluntary and that the Corporation is not responsible for advising me with respect to the tax or financial consequences of my participation in this Plan.

Deferral Election(s):

[ ] I hereby elect to defer in accordance with this Plan Salary compensation to be payable during calendar year 19___ in the amount of $__________, which amount is at least $5,000 and does not exceed 25% of the Salary compensation payable to me during the subject calendar year.

         [ ]      Concurrently with this election, I also hereby elect to defer

                  [ ] ___% of each increase in Salary compensation which I may become entitled to receive during the subject calendar year, or

                  [ ] $__________ of each increase in Salary compensation which I may become entitled to receive during the subject calendar year,

                  provided that this election with regard to Salary increases shall be reduced if necessary such that the total amount of Salary and Salary increases deferred during the subject calendar year does not exceed 25% of my Salary compensation otherwise payable to me during the subject calendar year in accordance with Sections 1.2(d)(i) and 4.1 of the Plan.

[ ]      I hereby elect to defer in accordance with this Plan:

         [ ]      a.    100% of the Bonus payable to me during calendar year
                        19___, or

         [ ]      b.    ___% of the Bonus  payable to me during  calendar year
                        19___ (which is at least the lesser
                        of 50% of the Bonus amount or $2,500).

[ ] I hereby elect to defer in accordance with this Plan (exclusive of any amount required to be paid to me in shares of SCANA Corporation common stock):

         [ ]      a.    100% of the  Long-Term  Incentive  Award  otherwise
                        payable to me in cash during  calendar
                        year 19___, or

         [ ] b. $__________ of the Long-Term Incentive Award otherwise payable to me in cash during calendar year
                        19___ (which is at least the lesser of 50% of the Long-Term Incentive Award cash amount or $2,500).

[ ] I hereby elect to defer in accordance with this Plan ____% of each and all of:

         [ ]      a.    cash retainer fees  (exclusive of the amounts  required
                        to be paid to me in shares of SCANA
                        Corporation common stock)
         [ ]      b.    meeting attendance fees
         [ ]      c.    conference fees

         payable to me as a member of the Board of Directors during calendar year 19___.

Deferral Period(s):

[ ]      Salary deferred above per this election shall be deferred:

         [ ]      a.    ____ years from the close of the  calendar  year for
                        which  this election  is made so as to
                        be payable in whole or in part under the Manner of
                        Payment Election indicated below as of
                                                    .
                        (Month - Day - Year)
         or

         [ ]      b.    until  my  retirement  from  the  Corporation  (subject
                        to my  earlier  death,  total  and
                        permanent disability or termination of employment as indicated in Section 4.2 of this Plan).

[ ]      The Bonus deferred above per this election shall be deferred:

         [ ]      a.    ____ years from the close of the  calendar  year for
                        which  this election  is made so as to
                        be payable in whole or in part under the Manner of
                        Payment Election indicated below as of
                                                    .
                        (Month - Day - Year)
         or

         [ ]      b.    until  my  retirement  from  the  Corporation  (subject
                        to my  earlier  death,  total  and
                        permanent disability or termination of employment as indicated in Section 4.2 of this Plan).

[ ] The Long-Term Incentive Award deferred above per this election shall be deferred:

         [ ]      a.    ____ years from the close of the  calendar  year for
                        which  this election  is made so as to
                        be payable in whole or in part under the Manner of
                        Payment Election indicated below as of
                                                    .
                        (Month - Day - Year)
         or

         [ ]      b.    until  my  retirement  from  the  Corporation  (subject
                        to my  earlier  death,  total  and
                        permanent disability or termination of employment as indicated in Section 4.2 of this Plan).

[ ] Board of Directors' fees deferred above per this election shall be deferred:

         [ ]      a.    ____ years from the close of the  calendar  year for
                        which  this election  is made so as to
                        be payable in whole or in part under the Manner of
                        Payment Election indicated below as of
                                                    .
                        (Month - Day - Year)
         or

         [ ]      b.    until my  departure  from the Board of  Directors  as
                        indicated in Section 4.2 of this Plan
                        by reason of death, resignation or otherwise.

Manner of Payment Election(s):

         I understand and agree that, with respect to all deferred amounts, unless I elect otherwise, the amounts will be paid to me at the time otherwise specified in the form of a single lump sum payment.


[ ] The Salary deferred above per this election shall be at the conclusion of the deferral period above be paid (subject to an Acceleration of Payments under Section 6.2 or Forfeiture under Section 7 of the Plan):

         [ ]      a.    in a lump sum, or

         [ ]      b.    in               installment payments, payable:
                            (Number)

                  [ ]   monthly
                  or
                  [ ]   quarterly
                  or
                  [ ]   annually.

[ ] The Bonus deferred above per this election shall at the conclusion of the deferral period above be paid (subject to an Acceleration of Payments under Section 6.2 or Forfeiture under Section 7 of the Plan):

         [ ]      a.    in a lump sum, or

         [ ]      b.    in               installment payments, payable:
                            (Number)

                  [ ]   monthly
                  or
                  [ ]   quarterly
                  or
                  [ ]   annually.

[ ] The Board of Directors fees deferred above per this election shall be paid (subject to an Acceleration of Payments under Section 6.2 of the Plan):

         [ ]      a.    in a lump sum, or

         [ ]      b.    in               installment payments, payable:
                            (Number)

                  [ ]   monthly
                  or
                  [ ]   quarterly
                  or
                  [ ]   annually.



       Name _________________________________

       SS # __________________________________

       Employee # ___________________________



-----------------------------            ---------------------------------------
Secretary, SCANA Corporation             Employee's or Board Member's Signature


-------------                             ------------
Date                                      Date








(Rev. Jan. 1997)

                                SCANA CORPORATION

                             VOLUNTARY DEFERRAL PLAN

                           DESIGNATION OF BENEFICIARY

To:  Secretary of SCANA Corporation

I hereby designate the following person(s), trust(s) or estate, to be the recipient(s) of any and all amounts which may become payable or may remain to be paid upon my death under the SCANA Corporation Voluntary Deferral Plan.
=================================-----------------------------------============
       Beneficiary's Name
       and Social Security                          Relationship
           or Employer             Beneficiary's         to          Dollars or
       Identification No.             Address        Participant       % Share
================================================================================



================================================================================




I hereby designate the following person, trust or estate as Alternate Beneficiary with respect to the contingency events described in Sections 7.2(a) and 7.2(b) of this Plan.
=====================================----------------------=====================
         Alternate Beneficiary's
             Name and Social            Alternate            Relationship
          Security or Employer        Beneficiary's               to
           Identification No.            Address              Participant
================================================================================



================================================================================




Spouse's Consent: (Community Property States Only -- S.C.domiciliaries ignore):

I hereby agree to the Beneficiary(ies) designated above:

-----------------------------------                   ------------------------
Spouse's Signature                                               Date

I hereby revoke any Beneficiary designation previously made by me and reserve the right to change this designation at any time by filing a new Designation of Beneficiary form.

Signature of Participant

Date                          Social Security Number
Signature of Corporate Secretary

Date Received
                                                                    (Rev. 1997)